CONSULTING AND NON-COMPETITION AGREEMENT


          This Consulting and Non-Competition Agreement (this
"Agreement") is entered into this 30th day of November, 1994 between Air Methods Corporation, a Delaware corporation, with its principal place of business at 7301 South Peoria, Englewood, Colorado 80112 (the "Company") and Roy L. Morgan (the "Consultant").


                               RECITALS

          A. The Consultant has been employed by the Company since 1991 as its President. The Consultant was the founder of the Company's predecessor, Air Methods Corporation, a Colorado corporation, and he was employed as its President and Chief Executive Officer from July 1, 1980 through 1991. The Consultant also serves as a director of the Company.

          B. The Consultant has proposed to resign as an officer and employee of the Company and the Board of Directors of the Company has authorized the acceptance of such resignation.

          C. The Company desires to continue to consult with and receive advice from the Consultant and to have the Consultant's agreement not to compete with the Company. The Consultant has agreed to provide such consulting services to the Company, subject to and upon the terms and conditions set forth in this Agreement, and has agreed not to compte with the Company during the term of this Agreement. The Company and the Consultant have also agreed that this Agreement shall supersede and replace the Employment Agreement dated November 12, 1991 (the "Employment Agreement") under which the Consultant is currently employed by the Company.

          D. The Consultant currently holds options to purchase up to 251,666 shares of the Common Stock of the Company and, as of the date hereof, such options are exercisable as to 163,889 of such shares.

          It is therefore agreed as follows:

          1.   Effective Date.  The Consultant hereby resigns all
               --------------
positions which he holds as an officer and employee of the Company and terminates his employment by the Company effective at the end of business December 31, 1994 (the "Effective Date"). On the Effective Date, this Agreement shall become effective and shall supersede the Employment Agreement, which shall thereafter be deemed terminated for all purposes.

          2.   Consultation by the Consultant.  The Consultant shall
               ------------------------------
not be obligated to provide services to the Company as an employee after the Effective Date, except that he shall be reasonably available during the period beginning on the Effective Date and ending on July 1, 1999 (the "Consulting Period") for general consultation on matters of Company business and policy. The Consultant agrees to provide up to 10 hours of consultation per month under this Agreement, subject to his other commitments, including vacations and travel. In addition, the Consultant shall be reasonably available from time to time during the Consulting Period to perform specific consultation assignments. Such specific assignments, including the scope thereof and appropriate additional compensation therefor, shall be subject to negotiation in each instance with the Chairman of the Board or other appropriate officer of the Company. Consultation services hereunder may be provided in person or by telephone or in writing, shall be provided by the Consultant at times and under circumstances which will not unreasonably conflict with other activities of the Consultant, and shall not require substantial time commitments by the Consultant in excess of 10 hours per month except upon his agreement.

          3.   Base Consulting Fee.  The Consultant shall be paid the
               -------------------
sum of up to $342,867 (the "Base Fee") in consideration of the services to be provided by the Consultant hereunder and the agreements of the Consultant set forth herein not to compete with the Company, in accordance with the following schedule of installments:

               January 1, 1995          $  7,500
               July 1, 1995               37,263
               January 1, 1996            37,263
               July 1, 1996               37,263
               January 1, 1997            37,263
               July 1, 1997               37,263
               January 1, 1998            37,263
               July 1, 1998               37,263
               January 1, 1999            37,263
               July 1, 1999               37,263
               ---------------          --------
                 TOTAL                  $342,867

The Base Fee shall be paid, irrespective of the number of hours actually spent by the Consultant in providing services hereunder, provided however, that the Company's obligation to pay the Base Fee shall terminate upon the death of the Consultant or the payment of the last installment hereunder, whichever first occurs.

          4.   Stock Options.  The Consultant shall be granted an
               -------------
 option to purchase Two Hundred Thousand (200,000) shares of the Common Stock of the Company at the closing price on the Nasdaq National Market on December 30, 1994. The terms of the option will be set forth in an option agreement in the form attached hereto as Exhibit A. Concurrently with such option grant, the Consultant shall
- - - ---------
surrender all outstanding options to purchase shares of the Company's Common Stock granted to him prior to the

date hereof, whether granted under the Company's Employee Stock Option Plan, or outside of said Plan, and whether such options are presently exercisable or not. The Consultant shall surrender to the Company all agreements evidencing such options, and the parties hereby agree that all such options shall be null and void after December 31, 1994.

          5.   Health Benefits.  The Consultant may, at his election,
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continue to be covered by the group health insurance provided for
Company employees (the "Group Plan"), at the Consultant's expense, so long as such coverage is permitted under the Company's health insurance policies, including any coverage to which he is entitled under federal or state law following termination of his employment. The time period that the Consultant continues to participate in the Group Plan after the Effective Date will be applied against the Consultant's eligibility period for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985.

          6.   Covenant Not to Compete.  In further consideration of
               -----------------------
the payment by the Company provided for herein, the Consultant shall not, anywhere in the world, engage in any activity directly related to the air medical services business during the Consulting Period.

          7.   Trade Secrets and Confidential Information.  During the
               ------------------------------------------
Consulting Period, the Consultant shall not, directly or indirectly, use, disseminate, or disclose for any purpose other than at the specific written request of the Company, any of the Company's confidential information or trade secrets, unless such disclosure is compelled in a judicial proceeding. All documents, records, notebooks, and similar repositories of records containing information relating to any trade secret or confidential information now in the Consultant's possession or control, whether prepared by him or by others, shall be left with the Company or returned to the Company upon its request.

          8.   Injunctive Relief.  Consultant agrees that any
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violation by him of the agreements contained in Sections 6 and 7 are likely to cause irreparable damage to the Company, and therefore agrees that if there is a breach or threatened breach by Consultant of the provisions of said sections, the Company shall be entitled to an injunction restraining Consultant from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach.

          9.   General Release.  Except as otherwise expressly stated
               ---------------
in this Agreement, including this Section 9, the parties, for themselves and their heirs, successors, subrogees, executors, agents, officers, employees, directors, administrators and assigns, do hereby voluntarily and knowingly release and discharge each other, and their respective heirs, successors, subrogees, assigns, agents, employees, stockholders, officers,

and directors from any and all claims, liabilities, demands, rights, damages, costs, attorneys' fees (including, without limitation, any claim of entitlement for attorneys' fees under any contract, statute or rule of law allowing the prevailing party or plaintiff to recover attorneys' fees), expenses, and controversies of every kind and description, without limitation, which either party has or may have under the common law and/or any federal, state or local laws, regulations or requirements, by reason of or arising out of Consultant's employment by the Company and all other matters which now or in the future could be raised between them. It is understood and agreed by the parties that these releases apply to claims of every nature and kind, known or unknown, suspected or unsuspected. The parties acknowledge that they may discover facts different from or in addition to those which they now know to be or believe to be true with respect to the Agreement and the facts which underlie it, and agree that this Agreement and the Releases contained in it shall be and remain effective in all respects, notwithstanding such different or additional facts or their discovery. This general release includes, by way of example and not limitation, all claims under the Civil Rights Act of 1964 as amended, The Employee Retirement Income Security Act of 1974 as amended, the Age Discrimination in Employment Act as amended, The Older Workers' Benefit Protection Act as amended, The Americans with Disabilities Act as amended, and all other state and federal statutes and regulations.

          10.  Officer Indemnification.  The Company agrees that the
               -----------------------
Consultant shall continue to be entitled to indemnification by the Company against liabilities arising out of claims based upon action taken or omitted by the Consultant in his capacity as an officer of the Company or while serving as such or by reason of the fact that he was an officer of the Company, to the full extent permitted under
Section 145 of the Delaware General Corporation Law or under the Certificate of Incorporation or Bylaws of the Company, or resolutions adopted by its Board of Directors.

          11.  Representations of the Consultant.  The Consultant
               ---------------------------------
represents and warrants as follows:

               (a) He has read this Agreement and agrees to the conditions and obligations set forth in it and has been advised by the Company to consult with legal counsel regarding this Agreement;

               (b) He has voluntarily executed this Agreement after having had full opportunity to consult with counsel and without being pressured or influenced by any statement or representation of any person acting on behalf of the Company, including the attorneys, officers, directors and employees of the Company;

               (c) He has had at least twenty-one days to consider all the material terms of this Agreement, including the mutual releases.

               (d) He has been informed and understands that (1) to the extent that this Agreement waives or releases any claim he might have under the Age Discrimination in Employment Act, 29 U.S.C.
Section 621 et seq., he may rescind his waiver and release within
            -- ----
seven calendar days of the execution of this Agreement and (2) any such rescission must be in writing, and delivered to the Company or, if sent by mail, post marked within the seventh (7) day period sent by certified mail, return receipt request and addressed as follows:

               Chairman of the Board
               Air Methods Corporation
               7301 South Peoria
               Englewood, Colorado  80112

               (e) He has full and complete legal capacity to enter into this Agreement.

               (f) He is not aware of any legal proceedings currently pending or threatened in writing (except for writings known to directors of the Company) against the Company arising from matters herein released.

          12.  Irrevocability and Amendment.  The obligations of the
               ----------------------------
Company and the Consultant hereunder are irrevocable. This Agreement may be amended or terminated only pursuant to a written agreement executed by both the Consultant and the Company.

          13.  Successors and Assigns.  This Agreement and all rights
               ----------------------
and obligations of the parties hereunder, and the releases contained herein, shall bind and inure to the benefit of the heirs, agents, employees, stockholders, partners, officers, directors, parents, subsidiaries, subrogees, affiliates, representatives, successors (including, in the case of the Company, any successor to the business of the Company, whether by merger, consolidation, acquisition of assets or any other transaction) and assigns of the Parties.

          14.  Nonassignability.  This Agreement and the rights,
               ----------------
interest and obligations thereunder may not be assigned or delegated by the Parties.

          15.  Entire Agreement.  This Agreement is the entire
               ----------------
agreement between the Parties and no representations, warranties or other statements or promises have been made by either party to the other in connection with this Agreement.

          16.  Severability.  If any provision of this Agreement is
               ------------
held to be illegal, invalid or unenforceable, such

provision(s) shall be fully severable. In lieu thereof, there shall be added a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and be legal, valid and enforceable.

          17.  Applicable Law.  This Agreement shall be interpreted
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and construed in accordance with the laws of the state of Colorado.

          18.  Enforcement Expenses.  In any action for breach or
               --------------------
enforcement of the terms of this Agreement, the prevailing party shall be entitled to all costs of enforcement including, without limitation, his/its attorneys' fees and costs.

          IN WITNESS WHEREOF, the Consultant and the Company have caused this Consulting and Non-Competition Agreement to be executed and delivered this 30th day of November, 1994.


                              __________________________________
                              Roy L. Morgan


                              AIR METHODS CORPORATION


                              By:_______________________________
                                 Chairman of the Board


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